UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2007 (December 13, 2007)

Endo Pharmaceuticals Holdings Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Endo Boulevard, Chadds Ford, PA		19317
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(610) 558-9800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption of Deferred Compensation Plan and 401(k) Restoration Plan and Amended and Restated Employment Agreements.

On December 13, 2007, the Board of Directors (the "Board") of Endo Pharmaceuticals Holdings Inc. (the "Company") adopted the Endo Pharmaceuticals Holdings Inc. Executive Deferred Compensation Plan (the "Deferred Compensation Plan") and the Endo Pharmaceutical Holdings Inc. 401(k) Restoration Plan (the "401(k) Restoration Plan") both effective as of January 1, 2008.  Both plans cover employees earning over the Internal Revenue Code plan compensation limit, which would include the chief executive officer, chief financial officer and other named executive officers. The Deferred Compensation Plan allows for deferral of up to 50% of the bonus and up to 100% of restricted stock units granted, with payout to occur as elected either in lump sum or installments.  Under the 401(k) Restoration Plan the participant may defer the amount of base salary and bonus that would have been deferrable under the Company's Savings and Investment Plan (up to 50% of salary and bonus) if not for the qualified plan statutory limits on deferrals and contributions, and also provides for a company match on the first six percent of deferrals to the extent not provided for under the Savings and Investment Plan.  Payment occurs after separation from service either in lump sum or installments as elected by the participant. The Deferred Compensation Plan and the 401(k) Restoration Plan are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.  The foregoing descriptions of the Deferred Compensation Plan and the 401(k) Restoration Plan do not purport to be complete and are qualified in their entirety by reference to such exhibits.

On December 13, 2007, the Board also approved amended and restated employment agreements for the chief executive officer, chief financial officer and other named executive officers.  The amendments and restatements make certain technical changes to the agreements to conform with the requirements of Section 409A of the Internal Revenue Code.  They also amend the definition of change of control to provide generally that change in control will occur, subject to certain exceptions, when: (i) a person (as defined) becomes beneficial owner of 30% of combined voting power of the Company, (ii) change in majority of current Board (not counting new Board members who are approved by 2/3 of Board, unless the new Board members were first proposed in connection with an election contest), (iii) merger (other than one in which current shareholders maintain 60% ownership and the majority of the Board is unchanged) or (iv) liquidation or sale of all or substantially all of Company's assets.  In addition the amended and restated agreements for the chief executive officer, chief financial officer and some of the other named executive officers provide for an excise tax gross-up for any excess parachute payments under Section 280G of the Internal Revenue Code.  The Board intends to continue to review and, as necessary or appropriate, to revise employment agreements in light of developments in competitive practice.

Copies of the amended and restated employment agreements will be filed with exhibits to the Company's annual report on Form 10-K for the year ended December 31, 2007.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Endo Pharmaceuticals Holdings Inc. Executive Deferred Compensation Plan
10.2	Endo Pharmaceuticals Holdings Inc. 401(k) Restoration Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/s/ Caroline B. Manogue
	Name:	Caroline B. Manogue
	Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated:  December 19, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Endo Pharmaceuticals Holdings Inc. Executive Deferred Compensation Plan
10.2	Endo Pharmaceuticals Holdings Inc. 401(k) Restoration Plan